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                                                                       EXHIBIT 5


              [BERLINER ZISSER WALTER & GALLEGOS, P.C. LETTERHEAD]



                                 July 29, 1997


The Company Doctor
5215 North O'Connor Boulevard, Suite 1800
Irving, Texas 75039

Re:      Registration Statement on Form S-8 Covering 1,040,875
         Shares of Common Stock Reserved for Issuance Under the Amended and Restated Omnibus Stock Plan of 1995

Gentlemen:

         We have acted as counsel to The Company Doctor, a Delaware corporation (the "Company"), in connection with the proposed offering by the Company of 1,040,875 shares of Common Stock (the "Shares") reserved for issuance under the Company's Amended and Restated Omnibus Stock Plan of 1995 (the "Plan") in accordance with the registration provisions of the Securities Act of 1933, as amended.

         In such capacity, we have examined, among other documents, the Registration Statement on Form S-8 expected to be filed by the Company with the Securities and Exchange Commission on or about July 29, 1997 (as the same may be amended from time to time, the "Registration Statement"), covering the offering of the Shares.

         Based on the foregoing and on such further examination as we have deemed relevant and necessary, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. The Shares have been legally and validly authorized under the Certificate of Incorporation of the Company, as amended, and on receipt of the consideration required by, and when issued in accordance with the terms and conditions of the Plan, the Shares will constitute duly and validly issued, outstanding, and fully paid and nonassessable securities of the Company.

         We hereby consent to the use of our name and to the references to our firm in the Prospectus forming a part of the Registration Statement, and to the filing of a copy of this opinion as Exhibit No. 5 thereto.

                                        Very truly yours,

                                        BERLINER ZISSER WALTER & GALLEGOS, P.C.